                                                                      EXHIBIT 11
                 DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                               Earnings Per Share
                               September 30, 1997
                                   (Unaudited)

                                                               Total Issue     Primary         Fully Diluted
                                                       Date    # Shares        Wtd. Avg.         Wtd. Avg.
                                                -------------------------------------------------------------

Shares issued January 1, 1997                          1/1/97     8,400,762     8,400,762
Treasury Shares                                        1/1/97      (233,259)     (233,259)
UDS Acquisition                                        1/1/97        86,520        86,520
Warrants Exercised (2/3/97 - 3/31/97)                             1,393,032     1,029,794
Warrants (Post-MDI) Exercised                         6/26/97         4,000         1,407
Warrants & Stock Options Exercised (7/1/97 - 9/30/97)               259,878        31,215

-------------------------------------------------------------------------------------------------------------
Shares Outstanding                                    9/30/97     9,910,933     9,316,439           9,316,439
Common Stock Equivalents (See Schedule)                                         1,104,278           1,498,905
                                                                              -----------         -----------
Primary weighted average shares                                                10,420,717          10,815,344
                                                                              ===========

Fully diluted:
-------------
Cardio/HDI contingent                                 22,222
Reliascan contingent ($1.9375/share)                  12,903
Medmark contingent ($1.75/share)                      23,810
Convertible Preferred - original issuance            642,857
Convertible Preferred - 12/31/96 dividend              6,129
                                                   ---------
                                                     707,921                                          707,921
                                                   ---------                                      -----------
Fully diluted weighted average shares                                                              11,523,265
                                                                                                  ===========

Net Income - September 30, 1997                                  $ 3,887,948                      $ 3,887,948
                                                                 ===========                      ===========
Earnings Per Share                                               $      0.37                      $      0.34
                                                                 ===========                      ===========


                                                   Schedule of Common Stock Equivalents
                                                   ------------------------------------
 Closing price at end of period       15.1250                                                      Primary   Fully D.
  Average share price during period    9.4976                               Primary    Fully D.      Net       Net
                                                       Exercise  Assumed  Treas. Shs. Treas. Shs.   Add'l     Add'l
      Stock options & warrants:               Number    Price    Proceeds   Acquired   Acquired    Shares    Shares
---------------------------------------------------------------------------------------------------------------------

Shares included in Underwriter's Warrants    158,075    5.4800   866,251     91,207    57,273      66,868    100,802
Warrants included in Underwriter's Warrants  158,075    7.5000 1,185,563    124,828    78,384      33,247     79,691
Private Option (Grossman)                     49,693    2.2100   109,822     11,563     7,261      38,130     42,432
ISO's Round #1                                40,657    2.2100    89,852      9,460     5,941      31,197     34,716
Non-Qual. Round #1                           304,935    2.2100   673,906     70,955    44,556     233,980    260,379
Kirker Non-Qual. #1                            3,000    2.6250     7,875        829       521       2,171      2,479
Pena Non-Qual. #2                              2,000    2.6250     5,250        553       347       1,447      1,653
Nosnik #1 Non-Qual.                            8,000    1.8400    14,720      1,550       973       6,450      7,027
ISO's Round #2                                20,500    0.9375    19,219      2,024     1,271      18,476     19,229
Non-Qual. Round #2                           138,000    0.9375   129,375     13,622     8,554     124,378    129,446
Non-Qual. Round #3                           200,000    1.6875   337,500     35,535    22,314     164,465    177,686
ISO's Round #3                                44,300    1.9375    85,831      9,037     5,675      35,263     38,625
Non-Qual. Round #4                           122,500    1.9375   237,344     24,990    15,692      97,510    106,808
Non-Qual Round #5                             23,700    4.2500   100,725     10,605     6,660      13,095     17,040
Non-Qual Round #6                            115,000    4.2500   488,750     51,460    32,314      63,540     82,686
Nosnik #2 Non-Qual.                           18,000    5.2500    94,500      9,950     6,248       8,050     11,752
Non-Qual Round #7                              7,000    5.3750    37,625      3,962     2,488       3,038      4,512
Non-Qual Round #8                             42,500    6.2500   265,625     27,968    17,562      14,532     24,938
Bridge Warrants/Bank Warrants                 10,000    6.2500    62,500      6,581     4,132       3,419      5,868
ISO's Round #4                                57,750    6.2500   360,938     38,003    23,864      19,747     33,886
Non-Qual Round #9                             47,750    6.2500   298,438     31,422    19,731      16,328     28,019
Bondurant & Dennis ISOs                        5,000    7.5000    37,500      3,948     2,479       1,052      2,521
Non-Qual Round #10                           310,500    7.4375 2,309,344    243,150   152,684      67,350    157,816
Coito & Olson ISOs                             3,000    8.6250    25,875      2,724     1,711         276      1,289
Prudential Warrants                           60,000   12.2500         0          0         0           0          0
ISO's Round #5                                77,150    8.0000   617,200     64,985    40,807      12,165     36,343
Non-Qual Round #11                            37,850    8.0000   302,800     31,882    20,020       5,968     17,830
Foley Non-Qual                                10,000    8.1250    81,250      8,555     5,372       1,445      4,628
Turner Non-Qual                              150,000    8.1875 1,228,125    129,309    81,198      20,691     68,802
--------------------------------------------------------------------------------------------------------------------
Total Common Stock Equivalents             2,224,935                                            1,104,278  1,498,905
====================================================================================================================